Exhibit (a)(2)

             BAILARD, BIEHL & KAISER INTERNATIONAL FUND GROUP, INC.

                              ARTICLES OF AMENDMENT
                             CHANGING NAME OF SERIES

     Bailard, Biehl & Kaiser International Fund Group, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Article SIXTH(b) of the Charter of the Corporation is hereby amended to provide that the name of the "Bailard, Biehl & Kaiser International Fixed-Income Fund" Series is changed to the "Bailard, Biehl & Kaiser International Bond Fund" Series.

     SECOND: The amendment does not increase the authorized stock of the Corporation.

     THIRD: The foregoing amendment to the Charter of the Corporation has been approved by the Board of Directors and is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law.

     FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

     FIFTH: These Articles of Amendment shall be effective on January 26, 1996.

     IN WITNESS WHEREOF, Bailard, Biehl & Kaiser International Fund Group, Inc. has caused these present to be signed in its name and on its behalf by its Chairman of the Board of Directors of the Corporation and witnessed by its Secretary on January 4, 1996.


                                        BAILARD, BIEHL & KAISER
WITNESS:                                INTERNATIONAL FUND GROUP, INC.

/s/ Janis M. Horne                      By: /s/ Peter M. Hill
----------------------------------          ------------------------------------
Janis M. Horne, Secretary                   Peter M. Hill, Chairman of the Board
                                            of Directors

     THE UNDERSIGNED, Chairman of the Board of Directors of Bailard, Biehl, & Kaiser International Fund Group, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his or her knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                        /s/ Peter M. Hill
                                        ----------------------------------------
                                        Peter M. Hill, Chairman of the Board of
                                        Directors